UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549

                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

Date of Report                        July 15, 1998
(Date of earliest event reported)    June 30, 1998


                            THE BEARD COMPANY
         (Exact name of registrant as specified in its charter)

        OKLAHOMA                      0-12396              73-0970298
 (State or other jurisdiction       (Commission           (IRS Employer
     of incorporation)              File Number)        Identification No.)

ENTERPRISE PLAZA
5600 N. MAY AVENUE
SUITE 320
OKLAHOMA CITY, OKLAHOMA                             73112
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code   (405) 842-2333


                                      N/A
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OF ASSETS.

On June 17, 1998, The Beard Company (the "Company") formed a new subsidiary, Beard Mining, L.L.C., an Oklahoma limited liability company ("BMLLC") which, on June 30, 1998, acquired certain Coal Fines Extraction and Beneficiation
Equipment (the "Beneficiation Equipment") located at six coal slurry impoundment sites (the "Pond Sites") for a total purchase price of approximately $24,000,000. The purchase price for the Beneficiation Equipment consists of the cost of component parts, the cost of design, construction and installation of the Beneficiation Equipment, and a profit component payable to Brown & Root, Inc. ("B&R"), the general contractor for the coal fines projects.

The Beneficiation Equipment will be utilized to recover particles of coal that are a wasted by-product of previous coal mining operations and to deliver the particles, consisting of coal fines, to briquetting plants (the "Briquetting Plants") located in the vicinity of the Pond Sites. The Briquetting Plants will chemically process the coal fines to create briquettes for sale in existing coal markets. The Briquetting Plants are owned by six separate Delaware limited liability companies, (collectively, the "LLC's"), each of which is a subsidiary of MCNIC Pipeline & Processing Company, a Michigan corporation ("MCNIC").

The Beneficiation Equipment was designed, built and installed by B&R and other third party vendors at Pond Sites located, respectively, in Bishop, Humphrey and Arkwright, West Virginia, Hamilton and Corbin, Kentucky, and Dickerson, Ohio, and consists of approximately $4,000,000 of equipment located at each site.

BMLLC is financing the purchase of the Beneficiation Equipment with an interim loan from MCNIC. Principal payments on the promissory note approximate $136,000 a month through July 1, 1999, at which time the remaining balance becomes due. The repayment of the indebtedness evidenced by the promissory note is secured by the Beneficiation Equipment and bears interest at a per annum rate of 8%. BMLLC and MCNIC intend to discuss alternative permanent financing arrangements this month, which could involve either a long-term loan from a third party or conversion to a third-party leasing arrangement. In either event, it is possible that the transaction will be structured in a manner that results in an entity unrelated to the Company owning the Beneficiation Equipment.

As respects the loan to BMLLC, MCNIC has released the Company and BTI in connection with any claim resulting from the inaccuracy of any representation or warranty made by BMLLC in any loan document, or BMLLC's breach or failure to perform or satisfy any covenant, agreement, obligation or condition in any loan document.

BMLLC will lease the Beneficiation Equipment to Beard Technologies, Inc. ("BTI"), another subsidiary of the Company, which is operating and maintaining the Beneficiation Equipment and the Briquetting Plants for the six LLC's. The monthly lease payments will equal the monthly payments due under the promissory note (except the final balloon payment), and are reimbursed costs by the LLC's under BTI's operating agreements with the LLC's.

ITEM 5.  OTHER EVENTS.

Concurrently with the execution of the financing agreements, BTI entered into a Coal Fines Extraction and Beneficiation Agreement (the "Beneficiation Agreement") with the six LLC's pursuant to which it will dredge, extract, beneficiate and deliver coal. Pursuant to a separate Operation and Maintenance Agreement (the "O&M Agreement") entered into among BTI and the six LLC's, BTI will also operate, manage and maintain the coal briquetting facilities that will produce briquettes from the coal fines at the six sites. For providing such services BTI is being compensated under a cost-plus arrangement pursuant to which it will receive a minimum profit of $100,000 per month for operating the plants so long as the contracts remain in effect. The initial term of the operating agreements expires on December 31, 1998, but will be automatically extended for unlimited successive one year periods unless terminated by either party at least 60 days prior to the expiration of any such period.

The Company has guaranteed the performance of BTI's obligations under the Beneficiation Agreement and the O&M Agreement, but the Company has no liability under its guaranty unless BTI's failure to perform resulted from BTI's gross negligence, willful misconduct, improper handling or disbursement of funds, or failure to refund any overpayment to BTI by the six LLC's.

The Beneficiation Agreement and the O&M Agreement state that, solely for determining BTI's compensation thereunder, such Agreements are deemed to have been effective April 1, 1998, and that BTI is entitled to compensation as provided above for the months of April, May and June, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

The following unaudited pro forma financial information of the Company is based upon and should be read in conjunction with the historical financial statements of the Company which are included in the Company's Form 10-Q for the three months ended March 31, 1998. The unaudited pro forma financial information as of March 31, 1998, reflects the purchase of the Beneficiation Equipment as if it had occurred on March 31, 1998.

Giving effect to the purchase of the Beneficiation Equipment as of March 31, 1998, the Company's net property, plant and equipment would have increased $24,000,000 to approximately $28,100,000. Current maturities of long-term debt would have increased $1,630,000 to approximately $1,780,000 and long-term debt less current maturities would have increased by $22,370,000 to approximately $24,570,000. Pro forma operating results of the Company for the three months ended March 31, 1988, and the year ended December 31, 1997, have been omitted because the acquired Beneficiation Equipment had only been used for testing purposes prior to the date of the purchase of the equipment. Therefore, prior commercial operating results are not available.

(c)  Exhibits.

The following exhibits are filed with this Form 8-K and are identified by the numbers indicated:

EXHIBIT NO.     DESCRIPTION

  10.1 Coal Fines Extraction and Beneficiation Agreement among CRC NO. 1 LLC, CRC NO.2 LLC, CRC NO.3 LLC, CRC NO. 4 LLC, CRC NO. 5 LLC, CRC NO. 6 LLC (the "Six LLC's") and Beard Technologies, Inc. ("BTI"), dated as of June 24, 1998.

  10.2 Operation and Maintenance Agreement among the Six LLC's and BTI, dated as of June 24, 1998.

  10.3 Guaranty Agreement among Registrant and the Six LLC's, dated as of June 24, 1998.

  10.4 Guaranty Agreement between MCNIC Pipeline & Processing Company ("MCNIC") and BTI, dated as of June 24, 1998.

  10.5 Loan Agreement between MCNIC and Beard Mining, L.L.C. ("BMLLC"), dated as of June 24, 1998.

  10.6       Promissory Note from BMLLC to MCNIC, dated June 24, 1998.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE BEARD COMPANY

                                   HERB MEE, JR.
                                   Herb Mee, Jr., President

Dated:  July 15, 1998

                               THE BEARD COMPANY
                                 EXHIBIT INDEX

                   Forming a Part of Form 8-K Current Report to the Securities and Exchange Commission


EXHIBIT
NUMBER      BRIEF DESCRIPTION               METHOD OF FILING
10.1      Coal Fines Extraction and         Filed herewith electronically
          Beneficiation Agreement

10.2      Operation and Maintenance         Filed herewith electronically
          Agreement

10.3      Guaranty Agreement                Filed herewith electronically

10.4      Guaranty Agreement                Filed herewith electronically

10.5      Loan Agreement                    Filed herewith electronically

10.6      Promissory Note                   Filed herewith electronically